Exhibit 99.2

SANMINA-SCI CORPORATION

CONSENT SOLICITATION STATEMENT

Solicitation of Consents relating to

the Waiver under the Indentures

with Respect to the Following Series of Notes:

Title of Securities	Principal Amount Outstanding	CUSIP Number
6¾% Senior Subordinated Notes due 2013	$400,000,000	800907AJ6
8.125% Senior Subordinated Notes due 2016	$600,000,000	800907AK3

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 6, 2006, UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “CONSENT DATE”).

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as may be amended or supplemented, the “Consent Solicitation Statement”) and the accompanying Letter of Consent (the “Letter of Consent”), Sanmina-SCI Corporation, a Delaware corporation (“Sanmina-SCI”), is hereby soliciting the consent (each such solicitation being referred to respectively herein as the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of each of the (i) 6¾% Senior Subordinated Notes due 2013 (CUSIP No. 800907AJ6) (the “6¾% Notes”), issued and outstanding under the Indenture, dated as of February 24, 2005, among Sanmina-SCI, as issuer, the notes guarantors party thereto, and U.S. Bank National Association (“U.S. Bank”), as trustee (in such capacity, the “6¾% Notes Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 30, 2005 (as supplemented, the “6¾% Notes Indenture”), and (ii) 8.125% Senior Subordinated Notes due 2016 (CUSIP No. 800907AK3) (the 8.125% Notes, and together with the 6¾% Notes, the “Notes”), issued and outstanding under the Indenture, dated as of February 15, 2006 (the “8.125% Notes Indenture” and together with the 6¾% Notes Indenture, the “Indentures”), among Sanmina-SCI, as issuer, the notes guarantors party thereto, and U.S. Bank, as trustee (in such capacity, the “8.125% Notes Trustee” and together with the 6¾% Notes Trustee, the “Trustee”).

The purpose of the Consent Solicitation is to obtain waivers (collectively, the “Proposed Waiver”) through December 14, 2006 (the “Waiver Expiration Date”) of any Default or Event of Default (as such terms are defined in each Indenture, respectively), and the consequences thereof, which may arise from a failure to comply with each of Section 704 and Section 1019 of the 6¾% Notes Indenture and the 8.125% Notes Indenture (collectively, the “Reporting Provisions”), which provide that Sanmina-SCI file with the Securities and Exchange Commission (the “SEC”) and provide the 6¾% Notes Trustee and 8.125% Notes Trustee, respectively, and the Holders (as defined in the respective Indentures), the annual reports and other information, documents and other reports (collectively, the “SEC Reports”) filed by it pursuant to Sections 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), at the times specified in the Exchange Act for the filing of such reports, for (i) the reasons set forth in Sanmina-SCI’s Form 12b-25 filed with the SEC on August 11, 2006, (ii) matters reasonably related thereto or (iii) any incidental matters that, collectively, are not material to Sanmina-SCI.  For a more detailed description of the purpose of the Consent Solicitation and a more detailed description of the Proposed Waiver, see “Purpose and Background of the Consent Solicitation” and “The Proposed Waiver,” below.

As of the date of this Consent Solicitation Statement, Sanmina-SCI has received indications from the beneficial holders of a majority in outstanding principal amount of the 8.125% Notes and approximately 48% of the 6¾% Notes that they intend to consent to the proposed waiver.

The Joint Solicitation Agents for the Consent Solicitation are:

BANC OF AMERICA SECURITIES LLC	CITIGROUP

August 21, 2006

The Proposed Waiver for each series of Notes shall become effective for such series (the “Effective Date”) promptly following (i) receipt of valid and unrevoked consents from Holders (the “Consenting Holders”) representing a majority of the outstanding aggregate principal amount of such series of Notes (the “Requisite Consents”), (ii) execution of a supplemental indenture (each, a “Supplemental Indenture”) to the Indenture governing such series of Notes, if required, and (iii) payment of the applicable Consent Fee (as defined below).

With respect to Holders of the 6¾% Notes, Sanmina-SCI will pay a fee on or prior to the Effective Date (the “6¾% Notes Consent Fee”), to each Holder of the 6¾% Notes whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent, equal to $16.25 in cash for each $1,000 in principal amount of 6¾% Notes with respect to which such a consent is received from such Consenting Holder.

With respect to Holders of the 8.125% Notes, Sanmina-SCI will pay a fee on or prior to the Effective Date (the “8.125% Notes Consent Fee” and together with the 6¾% Notes Consent Fee, each a “Consent Fee”), to each Holder of the 8.125% Notes whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent, equal to $10.00 in cash for each $1,000 in principal amount of 8.125% Notes with respect to which such a consent is received from such Consenting Holder.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on August 21, 2006, and the term “Holder” means each person shown on the records of the registrar for the respective series of Notes as a registered holder on the Record Date.

For purposes of determining the Requisite Consents with respect to the Notes, as of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of each series of Notes is as follows:

Title of Securities	Principal Amount Outstanding
6¾% Notes	$400,000,000
8.125% Notes	$600,000,000

As of the date of this Consent Solicitation Statement, Sanmina-SCI has received indications from the beneficial holders of a majority in outstanding principal amount of the 8.125% Notes and approximately 48% of the 6¾% Notes that they intend to consent to the proposed waiver.

Only Holders of a series of Notes whose properly executed Letters of Consent with respect to such Holders’ Notes are received by the Tabulation Agent on or prior to the Consent Date, and who do not revoke their consent, will be entitled to receive the applicable Consent Fee in the event the Proposed Waiver becomes effective with respect to such series of Notes.  All other Holders of such series of Notes will not be entitled to receive the Consent Fee but will be bound by the Proposed Waiver when it becomes effective with respect to such series of Notes.  Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, Sanmina-SCI will pay the applicable Consent Fee to the Consenting Holders on or prior to the Effective Date applicable to such series of Notes.

No Consent Fee will be paid for a particular series of Notes if the Requisite Consents are not received for such particular series of Notes, if the Consent Solicitation is withdrawn for a particular series of Notes for any reason or if the Proposed Waiver does not otherwise become effective for a particular series of Notes for any reason.  If Sanmina-SCI does not pay the Consent Fee to each Consenting Holder with respect to either series of Notes by September 30, 2006, the Consent Solicitation with respect to such series of Notes will terminate.

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their consent to the Proposed Waiver by properly completing and executing the accompanying Letter of Consent in accordance with the instructions set forth herein and therein.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which such Letter of Consent relates, unless the procedure for revoking consents described herein and in the Letter of Consent has been satisfied.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

IMPORTANT

Only Holders (as defined below) are eligible to consent to the Proposed Waiver.  Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.  As of the date of this Consent Solicitation Statement, the only Holder of the Notes is Cede & Co., as nominee for The Depository Trust Company (“DTC”).  For purposes of the Consent Solicitation, DTC has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Holders who wish to consent must deliver their properly completed and executed Letters of Consent to the Tabulation Agent as set forth on the back cover page of this Consent Solicitation Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein.  Consents should not be delivered to Sanmina-SCI or the Trustee.  However, Sanmina-SCI reserves the right to accept any consent received by Sanmina-SCI or the Trustee.  Under no circumstances should any person tender or deliver Notes to Sanmina-SCI, the Tabulation Agent, the Solicitation Agents, the Trustee or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent, and, if given or made, such information or representations must not be relied upon as having been authorized by Sanmina-SCI, the Tabulation Agent, the Solicitation Agents, the Trustee or any other person.  The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Unless you are a Holder, please handle this matter through your nominee bank or broker through whom you hold an interest in the Notes.  Questions concerning the terms of the Consent Solicitation should be directed to either the Solicitation Agents or the Tabulation Agent at the address or telephone numbers set forth on the back cover page hereof.  Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

SANMINA-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market.  Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia and consumer sectors.  Sanmina-SCI has facilities strategically located in key regions throughout the world.

PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION

Purpose

The purpose of the Consent Solicitation is to obtain a waiver for a limited time of any Default or Event of Default (as such terms are defined in each Indenture, respectively), and the consequences thereof, which may arise from a failure to comply with the Reporting Provisions, which provide that Sanmina-SCI file with the SEC and provide the 6¾% Notes Trustee and 8.125% Notes Trustee, respectively, and the Holders (as defined in the respective Indentures), the SEC Reports at the times specified in the Exchange Act for the filing of such reports, for (i) the reasons set forth in Sanmina-SCI’s Form 12b-25 filed with the SEC on August 11, 2006, (ii) matters reasonably related thereto or (iii) any incidental matters that, collectively, are not material to Sanmina-SCI.

Background

As previously announced, the Company’s Board of Directors formed an independent special committee of the Board to review certain matters concerning the Company’s stock option administration policies and practices dating back to January 1, 1997.  The special committee of the Board is currently working with independent outside legal counsel and is in the process of conducting its investigation and analysis of the Company’s stock option activity.  Until the investigation is complete, the Company is not providing detailed GAAP or Non-GAAP financial information for the fiscal quarter ended July 1, 2006 and will not be in a position to announce additional financial results for that quarter until the special committee has completed its investigation.  Further, as a result of this investigation, the Company announced on August 11, 2006 that it would delay the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006 pending the completion of the independent special committee’s investigation.  The Company intends to file its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006 as soon as practicable after the completion of the investigation by the independent special committee.  Failure to file the Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006 in a timely manner with the SEC and file such report with the Trustees as required by the terms of the Indentures could constitute a Default under each Indenture.  If such Default occurs and is not cured on a timely basis, Holders may be entitled, subject to certain conditions, to accelerate the maturity of the Notes.

Although the special committee intends to complete the investigation as soon as practicable and Sanmina-SCI intends to resume compliance with the Reporting Provisions promptly thereafter, Sanmina-SCI cannot at this time determine when the investigation will be completed and when any existing Default under the Indentures will be cured by compliance with the Reporting Provisions.  On August 15, 2006, Sanmina-SCI received a notice of default from the 6¾% Notes Trustee and the 8.125% Notes Trustee alleging Default under the 6¾% Notes Indenture and the 8.125% Notes Indenture, respectively, arising from the failure by Sanmina-SCI to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006.  Under each Indenture, Sanmina-SCI has until September 14, 2006 to cure any such Default.

Consequently, subject to the terms and conditions of the Consent Solicitation as set forth in this Consent Solicitation Statement and the related Letter of Consent, Sanmina-SCI is requesting the Proposed Waiver in consideration of the payment by Sanmina-SCI of the Consent Fees in order to allow the independent special committee sufficient time to conclude the independent investigation, and to allow Sanmina-SCI sufficient time to ensure compliance with the Reporting Provisions, without the possibility of an acceleration of the Notes arising from any alleged failure to comply with the Reporting Provisions.

Sanmina-SCI represents and warrants that, to its knowledge, other than any Default or Event of Default which may arise from a failure to comply with the Reporting Provisions, no Default or Event of Default under the Indentures has occurred that has not been waived or cured.

THE PROPOSED WAIVER

Sanmina-SCI is soliciting the waiver of any Default or Event of Default (as defined in each Indenture, respectively), and the consequences thereof, which may arise from a failure by Sanmina-SCI to comply with the Reporting Provisions at any time prior to December 14, 2006 (the “Waiver Expiration Date”), for (i) the reasons set forth in Sanmina-SCI’s Form 12b-25 filed with the SEC on August 11, 2006, (ii) matters reasonably related thereto or (iii) any incidental matters that, collectively, are not material to Sanmina-SCI; provided, however, that the Proposed Waiver would not be effective with respect to any Default or Event of Default that would exist after the close of business on the Waiver Expiration Date if Sanmina-SCI were to fail to comply with the Reporting Provisions by the close of business on such date (without regard to any cure period).  The Proposed Waiver is set forth in the Letter of Consent.  Copies of the Letter of Consent and each Indenture are available upon request of the Tabulation Agent.

THE CONSENT SOLICITATION

Overview

The Proposed Waiver for either series of Notes will become effective on the Effective Date, which shall occur promptly following (i) receipt of valid and unrevoked consents from Consenting Holders representing a majority of the outstanding aggregate principal amount of such series of Notes, (ii) execution of a Supplemental Indenture to the Indenture governing such series of Notes, if required, and (iii) payment of the applicable Consent Fee.  The effectiveness of the Proposed Waiver with respect to a series of Notes is not conditioned on the effectiveness of the Proposed Waiver with respect to the other series of Notes.  If the Proposed Waiver for either series of Notes becomes effective, it will remain in effect until the Waiver Expiration Date.

If the Proposed Waiver becomes effective for either series of Notes, it will be binding on all Holders of such series and their transferees, regardless of whether such Holders have consented to the Proposed Waiver.  Failure to deliver a Letter of Consent will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Waiver.

The delivery of a Letter of Consent will not affect a Holder’s right to sell or transfer the Notes.  If a Holder delivers a consent and subsequently transfers its Notes, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such transferring Holder, unless the consent with respect to such Notes has been revoked by such Holder.

Beneficial owners of the Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute promptly and deliver a Letter of Consent on behalf of the beneficial owner on or prior to the Consent Date.

Consent Fees

Sanmina-SCI shall pay (directly or through an agent) each Consenting Holder for such series of Notes, a Consent Fee as follows:

(a)           With respect to Holders of the 6¾% Notes, on or prior to the Effective Date, the 6¾% Notes Consent Fee to each Holder of the 6¾% Notes whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent, equal to $16.25 in cash for each $1,000 in principal amount of 6¾% Notes with respect to which such a consent is received from such Consenting Holder.

(b)           With respect to Holders of the 8.125% Notes, on or prior to the Effective Date, the 8.125% Notes Consent Fee to each Holder of the 8.125% Notes whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent, equal to $10.00 in cash for each $1,000 in principal amount of 8.125% Notes with respect to which such a consent is received from such Consenting Holder.

No Consent Fee will be paid for a particular series of Notes if the Requisite Consents are not received for such particular series of Notes, if the Consent Solicitation is withdrawn for a particular series of Notes for any reason or if the Proposed Waiver does not otherwise become effective for a particular series of Notes for any reason.  If Sanmina-SCI does not pay the Consent Fee to each Consenting Holder with respect to either series of Notes by September 30, 2006, the Consent Solicitation with respect to such series of Notes will terminate.

Waiver Expiration Date

The Proposed Waiver will continue in effect until December 14, 2006.  The Proposed Waiver with respect to each series of Notes shall become effective on the Effective Date which shall occur promptly following (i) receipt of valid and unrevoked consents from Consenting Holders representing a majority of the outstanding aggregate principal amount of such series of Notes, (ii) execution of a Supplemental Indenture to the Indenture governing such series of Notes, if required, and (iii) payment of the applicable Consent Fee, and shall remain effective, following payment by Sanmina-SCI of all required Consent Fees, until the Waiver Expiration Date.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on August 21, 2006.  This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders.  As of the date of this Consent Solicitation Statement, the only Holder of the Notes is Cede & Co. as nominee for DTC.  For purposes of the Consent Solicitation, DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.  Sanmina-SCI reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Consent Date; Extensions; Amendment

The term “Consent Date” with respect to each series of Notes means 5:00 p.m., New York City time, on September 6, 2006, unless Sanmina-SCI, in its sole discretion, extends the period during which the Consent Solicitation with respect to either series of Notes is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is extended with respect to such series of Notes.  In order to extend the Consent Date, Sanmina-SCI will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date.  Sanmina-SCI may waive any conditions with respect to, or extend, amend, modify or withdraw the Consent Solicitation for either or both series of Notes, however, if the Consent Solicitation is amended or modified in a manner determined by Sanmina-SCI to constitute a material adverse change to the Holders of either series of Notes, Sanmina-SCI will promptly disclose such amendment or modification in a manner it deems appropriate and may, if appropriate, extend the Consent Solicitation and the Revocation Date (as defined below) for such series of Notes for a period deemed by it to be adequate to permit the Holders of such Notes to deliver and/or revoke their consents.  Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Procedures for Consenting

All Letters of Consent that are properly executed and received by the Tabulation Agent on or prior to the Consent Date and not timely revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Waiver should so indicate by signing and dating the accompanying Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Letter of Consent, in accordance with the instructions contained herein and therein.  Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the Letter of Consent.

The Letter of Consent must be executed by a Holder in exactly the same manner as the name of the Holder appears in the records of the Registrar for the Notes.  An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign the Letter of Consent.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Sanmina-SCI of such person’s authority so to act.  If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration.  If a Letter of Consent is executed by a person other than the Holder, then such person must have been properly authorized by proxy or in some other manner acceptable to Sanmina-SCI to execute the Letter of

Consent.  Any beneficial owner of the Notes who is not a Holder of record of such Notes or an authorized Participant must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held as of the Record Date by the Holder providing such consent, such Holder must indicate on the Letter of Consent the series and aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Letter of Consent (or photocopy thereof) for such Holder’s Notes and deliver such Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof.  Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date.  Under no circumstances should any person tender or deliver Notes to Sanmina-SCI, the Tabulation Agent, the Solicitation Agents, the Trustee or any other party at any time.

Sanmina-SCI reserves the right to receive Letters of Consent by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by Sanmina-SCI, whose good faith determinations will be final and binding.  Sanmina-SCI reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of Sanmina-SCI’s counsel, be unlawful.  Sanmina-SCI also reserves the right to waive any irregularities in connection with deliveries, which Sanmina-SCI may require to be cured within such time as Sanmina-SCI determines.  None of Sanmina-SCI, the Trustee, the Tabulation Agent, the Solicitation Agents or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.  Sanmina-SCI’s good faith interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

All properly completed and executed Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letter of Consent relates, unless Sanmina-SCI receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation bearing a date later than the date of the prior Letter of Consent at any time prior to the earlier of the Effective Date and 5:00 p.m., New York City time, on September 6, 2006 (such earlier date, the “Revocation Date”).  Any notice of revocation received after the Revocation Date will not be given effect.  A consent to the Proposed Waiver by a Holder will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the consent is not made on such Notes.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to the Proposed Waiver.  To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to Sanmina-SCI).  All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

Solicitation Agents and Information and Tabulation Agent

Sanmina-SCI has retained Banc of America Securities LLC and Citigroup Global Markets Inc. to act as Joint Solicitation Agents with respect to the Consent Solicitation (the “Solicitation Agents”).  For the services of the Solicitation Agents, Sanmina-SCI has agreed to pay reasonable and customary fees and to reimburse each Solicitation Agent for its reasonable out-of-pocket expenses in connection with such services.

Sanmina-SCI has retained Global Bondholder Services Corporation to act as Information Agent and Tabulation Agent with respect to the Consent Solicitation (the “Tabulation Agent”).  For the services of the Tabulation Agent,

Sanmina-SCI has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.  The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to Sanmina-SCI, the Solicitation Agents or the Trustee.

Fees and Expenses

Sanmina-SCI will bear the costs of the Consent Solicitation.  Sanmina-SCI will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation.  Sanmina-SCI will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of the Consent Solicitation, the Proposed Waiver and the receipt of the Consent Fee.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  Sanmina-SCI has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, the Proposed Waiver and/or the receipt of the Consent Fee.

This summary does not discuss any aspects of state, local, estate, gift or foreign tax laws, and it applies only to Notes that are held as capital assets (within the meaning of Section 1221 of the Code).  This discussion does not describe all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to Holders subject to special rules, such as:

•                  certain financial institutions;

•                  insurance companies;

•                  brokers or dealers in securities or foreign currencies;

•                  persons holding Notes as part of a straddle, conversion transaction, hedge or other integrated transaction;

•                  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•                  partnerships or other pass-through entities for U.S. federal income tax purposes;

•                  persons subject to the alternative minimum tax;

•                  tax-exempt entities;

•                  real estate investment trusts;

•                  controlled foreign corporations; and

•                  certain U.S. expatriates.

Holders are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to Consenting U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•                  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions, or (b) has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Special rules, not discussed in this summary, may apply to persons holding Notes through entities treated as partnerships for U.S. federal income tax purposes.  Such persons should consult their own tax advisors with respect to these rules.

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Reissuance Regulations”).  Such a deemed exchange would be a taxable event unless a non-recognition provision of the Code were to apply.  Under the Reissuance Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Reissuance Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  However, the Reissuance Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

Although the payment of the Consent Fee will change the yield of the Notes, this change will be smaller than that which would be treated as a significant modification under the Reissuance Regulations.  Accordingly, the adoption of the Proposed Waiver and the payment of the Consent Fee should not cause a deemed exchange of a U.S. Holder’s Notes (“Old Notes”) for new Notes (“New Notes”) for U.S. federal income tax purposes, and a U.S. Holder should not recognize gain or loss as a result of a deemed exchange (although the Consent Fee would be included in income, as discussed below).

Even if the adoption of the Proposed Waiver and the payment of the Consent Fee were found to result in a deemed exchange with respect to the Notes, Sanmina-SCI would take the position that, although not free from doubt, the deemed exchange constitutes a tax-free recapitalization for U.S. federal income tax purposes for both the 6¾% Notes and the 8.125% Notes.  If there were a deemed exchange treated as a tax-free recapitalization, generally no gain or loss would be recognized by a U.S. Holder (except as discussed below).  In such event, a U.S. Holder would have an initial tax basis in the New Notes received in the deemed exchange equal to the Holder’s tax basis in the Old Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange (as discussed below), and the Holder’s holding period for the New Notes would include the period during which the Holder held the Old Notes deemed surrendered in the deemed exchange.

If any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the either the 6¾% Notes or the 8.125% Notes, or both, the tax consequences of the adoption of the Proposed Waiver and the payment of the Consent Fee could materially differ from those described herein.

Consent Fee

The law is unclear with respect to the U.S. federal income tax treatment of the Consent Fee.  Sanmina-SCI intends to treat the Consent Fee as a fee paid to a U.S. Holder in consideration of such Holder’s consent to the Proposed Waiver.  Alternatively, the Consent Fee might be treated as a payment of additional interest on the Notes.  In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received without any reduction by any portion of a U.S. Holder’s tax basis in the Notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and any deemed interest payments with respect to a deemed exchange of Old Notes for New Notes.  A U.S. Holder will be subject to U.S. backup withholding on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors as to the U.S. federal income tax consequences of the Consent Solicitation.

Tax Consequences to Consenting Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.  This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Sanmina-SCI entitled to vote, who are controlled foreign corporations related to Sanmina-SCI through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of Sanmina-SCI.  Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition.  Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, Sanmina-SCI intends to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a 30% rate unless an exemption or partial reduction as a result of a treaty is properly established.  A Non-U.S. Holder may be able to claim an exemption or establish that a reduced rate of withholding applies by delivering to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming and exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and any deemed interest payments with respect to any deemed exchange of Old Notes for New Notes.  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, the Non-U.S. Holder may be subject to U.S. backup withholding on any Consent Fee payments or deemed interest payments with respect to the Notes.  The certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders are urged to consult their own tax advisors as to the U.S. federal income tax treatment of the Consent Fee and the possibility of obtaining a refund with respect to any U.S. federal taxes withheld therefrom.

Tax Considerations for Non-Consenting Holders

The Proposed Waiver will not be a significant modification to non-consenting Holders, and therefore, the Consent Solicitation will generally have no U.S. federal income tax consequences to such Holders.

WHERE YOU CAN FIND MORE INFORMATION

Sanmina-SCI is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the SEC.  Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

All documents and reports filed by Sanmina-SCI with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Effective Date or the withdraw of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.  Sanmina-SCI is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Sanmina-SCI will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to Sanmina-SCI that are incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to Sanmina-SCI at Investor Relations, Sanmina-SCI Corporation, 2700 North First Street, San Jose, California 95134; Tel: (408) 964-3500.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The statements included or incorporated by reference in this Consent Solicitation Statement that relate to matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amounts of write-downs and write-offs, and Sanmina-SCI’s expected operating and performance outlook.  When used in this Consent Solicitation Statement and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements.  Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.  Factors that might cause such a difference include:

•                  the risk of possible changes to Sanmina-SCI’s financial statements;

•                  the results of the internal investigation initiated under the direction of Sanmina-SCI’s independent special committee; and

•                  the costs of these matters, and the potential disruptive effects of these matters on Sanmina-SCI’s business.

Forward-looking statements contained in this Consent Solicitation Statement speak only as of the date of this Consent Solicitation Statement, and, unless otherwise required by law, Sanmina-SCI disclaims any duty or obligation to update any forward-looking statements.  Holders should carefully review reports or documents that Sanmina-SCI periodically files with the SEC.

MISCELLANEOUS

This Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  However, Sanmina-SCI may in its discretion take any action that it deems necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Sanmina-SCI by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number below.  Letters of Consent must be delivered to the Tabulation Agent on or before the Consent Date.

The Information and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774
Toll free (866) 470-3800

By Facsimile:
(For Eligible Institutions Only):
(212) 430-3775

Confirmation:
(212) 430-3774

By Mail, Overnight Courier or Hand Delivery:
65 Broadway – Suite 723
New York, New York 10006

The Joint Solicitation Agents for the Consent Solicitation are:

Banc of America Securities LLC 214 N. Tyron Street, 17th Floor Charlotte, North Carolina 28255, USA Attn: High Yield Special Products	Citigroup Global Markets Inc. 390 Greenwich Street, 4th Floor New York, New York 10013, USA Attn: Liability Management Group

Telephone (U.S. Toll Free): (888) 292-0070 (Collect): (704) 388-4813	Telephone (U.S. Toll Free): (800) 558-3745 (Collect): (212) 723-6106